UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

On April 13, 2010, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”) held their 2009 Annual Meeting of Shareholders (the “Annual Meeting”).  The Companies had 2,450,424 shares of common stock issued and outstanding on the record date of February 17, 2010, of which 2,017,210 shares were voted in person or by proxy.  The election of five directors was submitted for shareholder vote through the solicitation of proxies as described in the Companies’ Proxy Statement filed with the Securities and Exchange Commission on February 24, 2010.  The results of the shareholder votes are as follows:

The following directors were elected to the Companies’ Board of Directors to serve until the next Annual Meeting of shareholders or until their respective successors are duly elected and qualified:

BLUE RIDGE REAL ESTATE COMPANY Director	Number of shares voted FOR	Number of Shares WITHHELD	Broker NON-VOTES
Bruce F. Beaty	2,008,841	8,369	289,047
Milton Cooper	1,921,625	95,585	289,047
Michael J. Flynn	1,921,625	95,585	289,047
Patrick M. Flynn	1,921,681	95,529	289,047
Wolfgang Traber	1,917,100	100,110	289,047

BIG BOULDER CORPORATION Director	Number of shares voted FOR	Number of Shares WITHHELD	Broker NON-VOTES
Bruce F. Beaty	2,013,256	3,954	289,047
Milton Cooper	1,921,615	95,595	289,047
Michael J. Flynn	1,921,615	95,595	289,047
Patrick M. Flynn	1,921,671	95,539	289,047
Wolfgang Traber	1,921,515	95,695	289,047

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: April 16, 2010	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer